ACKNOWLEDGMENT OF REPLACEMENT SPECIAL SERVICER

October 30, 2026

To the Persons on the Attached Schedule A

Re:
The Eddy / BMARK 2021-B31 Pooling and Servicing Agreement / Co-Lender Agreement

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement, dated as of December 1, 2021 (as the same may have been, or may hereafter be, amended, modified, supplemented or extended, the “PSA”), by and among Citigroup Commercial Mortgage Securities Inc. (in its capacity as “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association (in its capacity as “Master Servicer”), Rialto Capital Advisors, LLC (in its capacity as “Special Servicer”), Citibank, N.A. (in its capacity as “Certificate Administrator”), Wilmington Trust, National Association (in its capacity as “Trustee”), and Pentalpha Surveillance LLC (in its capacity as “Operating Advisor” and “Asset Representations Reviewer”), which PSA relates to the Benchmark 2021-B31 Mortgage Trust (the “Trust”), and (ii) that certain Agreement Between Noteholders, dated as of November 23, 2021 (as the same may have been amended, modified, supplemented or extended, the “Co-Lender Agreement” or “CLA”), originally by and among DBR Investments Co. Limited (in its capacity as initial owner of Note A-1, together with its successors and assigns, “Note A-1 Holder”), American General Life Insurance Company (“AGL” in its capacity as initial owner of Note A-2, together with its successors and assigns, “Note A-2 Holder”), AGL (in its capacity as initial owner of Note B-1, together with its successors and assigns, “Note B-1 Holder”), AGL (in its capacity as initial owner of Note B-3, together with its successors and assigns, “Note B-3 Holder”), The Variable Annuity Life Insurance Company (“VALIC” in its capacity as initial owner of Note A-3, together with its successors and assigns, “Note A-3 Holder”), VALIC (in its capacity as initial owner of Note B-2, together with its successors and assigns, “Note B-2 Holder”), and VALIC (in its capacity as initial owner of Note B-4, together with its successors and assigns, “Note B-4 Holder”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the PSA or the CLA, as applicable. Pursuant to Section 6.08(a)(i) of the PSA and Section 7 of the CLA, Corebridge Institutional Investments (U.S.), LLC, formerly known as AIG Asset Management (U.S.), LLC, in its capacity as Junior Operating Advisor on behalf of the Junior Noteholders, as the Controlling Noteholder under the CLA and the Outside Controlling Noteholder and applicable Directing Holder, has directed the Trustee to terminate Rialto Capital Advisors, LLC as Special Servicer of The Eddy Loan Combination and any related REO Property and has appointed the undersigned Torchlight Loan Services, LLC to serve as successor Special Servicer of The Eddy Loan Combination and any related REO Property under the PSA and CLA.

The undersigned hereby agrees that, effective as of the date of this Acknowledgment of Replacement Special Servicer (the “Acknowledgment”), the undersigned shall serve as Special Servicer of The Eddy Loan Combination under the PSA and CLA. The undersigned hereby agrees to assume all of the responsibilities, duties, and liabilities of the Special Servicer of The Eddy Loan Combination under the PSA and CLA and shall duly and punctually perform and observe each covenant and condition to be performed or observed by the Special Servicer of The Eddy Loan Combination under the PSA and CLA from and after the date of this Acknowledgment. The undersigned further acknowledges and agrees that it is and shall be a party to the PSA and bound thereby to the full extent indicated in the PSA in the capacity

Acknowledgement of Replacement Special Servicer – The Eddy Loan Combination (BMARK 2021-B31)

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of Special Servicer of The Eddy Loan Combination. The undersigned hereby, as of the date of this Acknowledgment, makes the representations and warranties set forth in Section 2.06 of the PSA mutatis mutandis, and all references to “Agreement” in Section 2.06 of the PSA shall include this Acknowledgment in addition to the PSA, and further represents that it satisfies all eligibility requirements set forth in the PSA and CLA.

The following is the notice information for Torchlight Loan Services, LLC as Special Servicer of The Eddy Loan Combination under the PSA and CLA:

Torchlight Loan Services, LLC

90 Park Avenue, 20th Floor

New York, New York 10016

Attention: William A. Clarkson

E-mail: wclarkson@torchlight.com

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TORCHLIGHT LOAN SERVICES, LLC

By: /s/ William A. Clarkson

Name: William A. Clarkson

Title: Authorized Signatory

By: /s/ Jorge Rodriguez

Name: Jorge Rodriguez

Title: Authorized Signatory

Acknowledgement of Replacement Special Servicer – The Eddy Loan Combination (BMARK 2021-B31)

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SCHEDULE A

BMARK 2021-B31

Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Email: noticeadmin@midlandls.com

With a copy to:

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Special Servicer:

Rialto Capital Advisors, LLC

Southeast Financial Center

200 S. Biscayne Blvd, Suite 3550

Miami, Florida 33131 Attention: Liat Heller

Fax number: (305) 229-6425

Email: liat.heller@rialtocapital.com

Rialto Capital Advisors, LLC,

Southeast Financial Center

200 S. Biscayne Blvd, Suite 3550

Miami, Florida 33131

Attention: Jeff Krasnoff, Niral Shah and Adam Singer Fax number: (305) 229-6425

Email: niral.shah@rialtocapital.com, adam.singer@rialtocapital.com and

jeff.krasnoff@rialtocapital.com

Certificate Administrator:

Citibank, N.A.

388 Greenwich Street, 26th Floor

New York, New York 10013

Attention: Citibank Agency & Trust – BMARK 2021-B31

Fax number: (212) 816 5527

Email: ratingagencynotice@citi.com

Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS – BMARK 2021-B31

Email: CMBSTrustee@wilmingtontrust.com

Operating Advisor:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Don Simon, Chief Operating Officer

Email: don.simon@pentalphasurveillance.com; notices@pentalphasurveillance.com

Depositor:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Paul Vanderslice

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Richard Simpson

Email: richard.simpson@citi.com

and:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Email: ryan.m.oconnor@citi.com

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OTHER COMPANION LOAN HOLDERS

Note A-2, Note B-1 and Note B-3:

American General Life Insurance Company

c/o Corebridge Institutional Investments (U.S.), LLC

30 Hudson Street, 16th Floor

Jersey City, New Jersey 07302

Attention: CML Legal Notices

Note A-3, Note B-2 and Note B-4:

The Variable Annuity Life Insurance Company

c/o Corebridge Institutional Investments (U.S.), LLC

30 Hudson Street, 16th Floor

Jersey City, New Jersey 07302

Attention: CML Legal Notices

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